FULTON FINANCIAL CORPORATION

BYLAWS

Adopted June 30, 1982

Amended September 20, 1983

Amended February 17, 1987

(Effective April 28, 1987)

Amended June 20, 1989

Amended March 20, 1990

(Effective April 17, 1990)

Amended October 20, 1998

Amended September 19, 2006

Amended December 18, 2007

Amended September 16, 2008

ARTICLE I

SHAREHOLDER MEETINGS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Company shall be held at the administrative office of the Company at One Penn Square, Lancaster, Pennsylvania, or at such other place as may be authorized by the Board of Directors, on such day each year as may be fixed from time to time by the Board of Directors, or, if no day be so fixed, on the third Tuesday in April of each year. Directors shall be elected at the annual meeting of the shareholders and such other business as shall properly come before the meeting may be transacted.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by (i) the Chief Executive Officer, (ii) the Executive Committee of the Board of Directors, or (iii) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors. Special meetings may not be called by shareholders.

Section 3. Notice of Meetings. Written notice of all meetings of shareholders shall be given to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day of the meeting by mail addressed to the shareholder at the shareholder’s address as it appears on the books of the Company. Such notice shall state the date, hour and place of the meeting and shall also state the general nature of the business to be transacted in the case of a special meeting. Notices shall be deemed to have been delivered (i) when deposited in the United States mail, postage prepaid, addressed to the shareholder at its address as it appears on the books of the Company, or (ii) when sent via facsimile transmission, e-mail or other electronic communication to the facsimile number or address for e-mail or other electronic communications supplied by the shareholder to the Company for the purpose of notice.

Section 4. Record Date. The Board of Directors may fix a date for the purpose of determining shareholders entitled to receive notice of and to vote at any meeting or to receive any dividend, distribution or allotment of rights or a date for any change, conversion or exchange of shares by fixing a record date not more than ninety (90) days prior thereto.

Section 5. Voting List. The officer or agent having charge of the transfer books for the shares of the Company shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be kept on file at the registered office of the Company until the time of the meeting and shall be subject to inspection by any shareholder during usual business hours and shall also be made available for inspection by any shareholder at any time during the meeting.

Section 6. Quorum and Majority Action. A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. A majority of votes cast shall decide each matter submitted to the shareholders, except in cases where the vote of a larger number of shares is required under the Articles of Incorporation, any other provision of these Bylaws or by law and except that in elections of directors, the candidates receiving the highest number of votes shall be elected.

Section 7. Voting of Shares. Each outstanding share entitled to vote at a meeting shall be entitled to one (1) vote on each matter.

Shareholders may vote at any meeting of shareholders by proxy duly authorized in writing. A proxy shall be valid only for one meeting to be specified therein and any adjournments of such meeting. Proxies shall be dated and shall be filed with the Secretary of the Company.

Section 8. Conduct of Meetings. At every meeting of the shareholders, the Chief Executive Officer or, in his absence, an officer designated by the Chief Executive Officer, or, in the absence of such designation, a chairman (who shall be one of the officers, if any is present) chosen by the shareholders of the Company present, shall act as chairman of the meeting. The chairman of the meeting shall appoint a person to serve as secretary of the meeting.

Section 9. No Action by Written Consent. No action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a duly called meeting and the power of the shareholders of the Company to consent in writing to action without a meeting is specifically denied.

ARTICLE II

DIRECTORS

Section 1. Powers. The business and affairs of the Company and all corporate powers shall be exercised by or under the authority of the Board of Directors, subject to any limitation imposed by law, the Articles of Incorporation, or these Bylaws as to action which requires approval by the shareholders.

Section 2. Number and Qualifications of Directors.

(a) The Board of Directors shall consist of not less than five (5) nor more than thirty-five (35) persons. The number of directors shall be fixed from time to time by resolution of the Board of Directors.

(b)(i) Until the Annual Meeting of Shareholders beginning in 2009, the directors shall be classified with respect to the time they shall severally hold office by dividing them into three (3) classes, each consisting as nearly as possible of one-third (1/3) of the number of the whole Board of Directors; provided, however, that nothing herein shall be construed to require exact equality in the number of directors in each class. At Annual Meetings of Shareholders up to and including the Annual Meeting in 2008, nominees elected to the Board of Directors shall be elected for terms of not more than three years and shall hold office until their respective successors are elected and have qualified.

(b)(ii) Beginning with the 2009 Annual Meeting of Shareholders and at Annual Meetings of Shareholders thereafter, nominees elected to the Board of Directors shall be elected for one year and shall hold office until their respective successors are elected and have qualified. Notwithstanding the foregoing and subject to applicable retirement provisions for directors, the election of directors for one-year terms beginning with the 2009 Annual Meeting of Shareholders shall not affect the classes of directors elected at the 2007 and 2008 Annual Meetings of Shareholders and directors elected in such classes shall serve the remainder of their elected term, even though greater than one year.

(c) No person shall be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting of Shareholders at which he or she is to be elected.

Section 3. Nomination of Directors. Nomination for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations by a shareholder, shall be made in writing and shall be delivered or mailed to the chairman or corporate secretary not less than the earlier of: (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors; or (b) the deadline for submitting shareholder proposals for inclusion in a proxy statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor provision thereto). The shareholder notice to the chairman or corporate secretary of a nomination shall set forth (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated, (ii) the name, age, business address and residence address of each nominee proposed in such notice, (iii) the principal occupation or employment of each such nominee, (iv) the number of shares of capital stock of the Company that are beneficially owned by each such nominee, (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of the Company if elected by the shareholders; (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of this Section and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded.

Section 4. Election. If directors of more than one class are to be elected at a meeting of the shareholders by reason of vacancy or otherwise, there shall be a separate election for each class of directors to be elected at that meeting.

Section 5. Organizational Meeting. Following the Annual Meeting of Shareholders, the chairman or the secretary of the meeting shall notify the directors-elect of their election and they shall meet along with the continuing directors at the first regularly scheduled meeting of the Board of Directors following such annual meeting for the purpose of organizing the new Board, appointing officers and transacting such other business as may properly come before the meeting.

Section 6. Vacancies. A vacancy in the Board of Directors shall occur in the case of the happening of any of the following events: (a) a director shall die or resign; (b) the shareholders shall fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected; (c) the Board of Directors shall by resolution have elected to increase the number of directors; (d) the Board of Directors shall declare vacant the office of any director for such cause as the Board may determine; or (e) a vacancy shall occur for any other reason.

Any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected shall hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and has qualified.

Section 7. Place of Meetings. All meetings of the Board of Directors shall be held at the administrative office of the Company at One Penn Square, Lancaster, Pennsylvania, or at such other place within or without this Commonwealth as may be designated from time to time by a majority of the directors or as may be designated in the notice calling the meeting.

Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held, without call or notice, on the third Tuesday of January, March, April, June, July, September, October and December or at such other times as a majority of the Board of Directors may from time to time determine. When any regular meeting of the Board of Directors falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or at the request of three (3) or more directors. Not less than twenty-four (24) hours' notice of the date, time and place of any special meeting of the Board of Directors shall be given to each director either: (a) in person; (b) by telephone; or (c) by notice to the director's personal residence or business address appearing on the books of the Company by telephone, mail, telegram, facsimile, electronic communication or written notice delivered to such place.

Section 10. Executive Sessions. Members of the Board of Directors who are "independent directors" pursuant to the rules adopted by the Securities and Exchange Commission and the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading ("Independent Directors") shall meet in executive session at least twice a year. No notice of executive sessions need be given.

Section 11. Quorum and Majority Action. A majority of all the members of the Board of Directors in office shall constitute a quorum for the transaction of business. If at any time fixed for a meeting, including the meeting to organize the new Board following the Annual Meeting of Shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained and the meeting may be held as adjourned without further notice. Except as otherwise provided herein or in the Articles of Incorporation, a majority of those directors present at any meeting of the Board of Directors at which a quorum is present shall decide each matter considered.

A director may not vote by proxy or otherwise act by proxy at a meeting of the Board of Directors.

Section 12. Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board or the President, or in their absence, an officer of the Company designated by one of them, or, in the absence of such designation, a chairman chosen by a majority of the directors present, shall preside. A person to be designated by the Chairman of the Board shall serve as secretary of the Board of Directors.

One or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 13. Mandatory Retirement. The office of a director shall be considered vacant at the Annual Meeting of Shareholders next following his attaining the age of seventy-two (72) years.

Section 14. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, shall have authority to fix director compensation by establishing the fees to be paid to each director for attendance at board and committee meetings and any retainers or other compensation as appropriate for their services as directors of the Company; provided, however, that no such fee may be paid to any director who is also a salaried officer of the Company or of any subsidiary of the Company.

Section 15. Personal Liability of Directors.

(a)       General Rule: A director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action, except to the extent that exemption from liability for monetary damages is not permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect. The provisions of this Subsection (a) are intended to exempt the directors of the Company from liability for monetary damages to the maximum extent permitted under the Pennsylvania Directors' Liability Act (42 Pa. C.S. §8361 et seq.) or under any other law now or hereafter in effect.

(b)       Specific Rule Under Directors' Liability Act: Without limitation of Subsection (a) above, a director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his office under Section 8363 of the Directors' Liability Act, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of the preceding sentence shall not exempt a director from: (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

(c)       Modification or Repeal: The provisions of this Section may be modified or repealed by the Board of Directors in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect upon the liability of a director relating to any action taken, any failure to take any action, or events which occurred prior to the effective date of such modification or repeal.

(d)       Effective Date: This Section shall become effective immediately following its ratification by the shareholders of the corporation at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

ARTICLE III

COMMITTEES

Section 1. Authority. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may create such permanent or temporary committees as the Board of Directors deems necessary for the proper conduct of the business of the Company. Each committee shall consist of at least three (3) directors (with the exception of the Executive Committee which shall consist of at least five (5) directors in addition to the Chief Executive Officer) and shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board and which are not inconsistent with these Bylaws. The creation of any committee and the delegation to it of authority shall not relieve the Board of Directors of any responsibility imposed by law upon it.

Section 2. Appointment of Committees. The Chief Executive Officer shall submit to the Board of Directors, at its first meeting after the Annual Meeting of Shareholders, his recommendations for the members of and chairmen of each standing committee. The Board of Directors shall then appoint, in accordance with such recommendations or otherwise, the members and a chairman for each such committee. If the appointees accept their appointment, they shall serve for one (1) year or until their successors are appointed. The Board of Directors may fill any vacancy occurring on any committee and may remove and replace any member of any committee. A director may be a member of more than one committee.

The Chairman of the Board and the President shall be ex-officio members of all committees of the Board of Directors, except the Audit Committee, the Executive Compensation Committee, the Nominating Committee or any other committee required to have a majority of Independent Directors pursuant to the rules adopted by the Securities and Exchange Commission and the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading.

Section 3. Place and Notice of Meetings. All committee meetings shall be held at the administrative office of the Company at One Penn Square, Lancaster, Pennsylvania or at such other place as may be designated by the chairman of the committee or as may be designated in the notice calling the meeting.

Not less than twenty-four (24) hours' notice of the date, time and place of any special committee meeting shall be given to each member of that committee either: (a) in person; (b) by telephone; or (c) by notice to the member's personal residence or business address appearing on the books of the Company by telephone, mail, telegram, facsimile, electronic communication or written notice delivered to such place.

Section 4. Conduct of Committees. A majority of the membership of a committee shall constitute a quorum for the transaction of business; provided, however, that in any case where the Chairman of the Board and the President are members ex-officio of a committee and have not been specifically appointed to a committee by resolution of the Board of Directors, then the number of members of that committee necessary to constitute a quorum shall be that number which is a majority of the number of members of that committee other than the ex-officio members, but, for purposes of determining the presence of a quorum at any meeting of that committee, any ex-officio members who are present shall be counted. In any case, ex-officio committee members shall be entitled to vote.

Regular meetings of a committee may be held, without call or notice, at such times as the committee members decide or as the Board of Directors may require. Special meetings of a committee may be called at any time by its chairman or by the Chairman of the Board or by the President. Except for its chairman (who shall be appointed by the Board of Directors), each committee may appoint a secretary and such other officers as the committee members deem necessary. Each committee shall have the power and authority to obtain from the appropriate officers of the Company all information necessary for the conduct of the proper business of the committee.

One or more directors may participate in a meeting of a committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.

Section 5. Executive Committee. There shall be a standing committee of the Board of Directors to be known as the Executive Committee consisting of the Chief Executive Officer and not less than five (5) directors. Such committee, during the intervals between meetings of the Board of Directors, shall exercise all the powers and authority of the Board of Directors in the management of the affairs of the Company, except the power and authority to do the following: (a) to fill vacancies in the Board of Directors and the Executive Committee; (b) to propose to the shareholders amendment of the Articles of Incorporation; (c) to make, alter, amend or repeal these Bylaws; (d) to adopt or propose to the shareholders for adoption any plan of merger, consolidation, liquidation, or dissolution; (e) to approve the sale of substantially all of the assets of the Company; (f) to approve the sale and issuance of long term debt; (g) to declare dividends; (h) to authorize the issuance of stock; or (i) to authorize redemption of stock or distributions to shareholders.

The Executive Committee shall keep minutes of its proceedings and shall report on its activities at each regular meeting of the Board of Directors.

Meetings of the Executive Committee may be called from time to time by the persons specified in Section 4 above, or, in their absence or inability to act, by a Vice-President.

Section 6. Audit Committee. There shall be a standing committee of the Board of Directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of Independent Directors. The Audit Committee shall: (i) engage the independent accountants for the Company, (ii) review with the independent accountants the scope of their examination, (iii) receive the reports of the independent accountants and meet with the representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review the internal accounting and auditing procedures of the Company, and (v) perform such other duties as may be deemed necessary from time to time to fulfill its obligations under applicable law and the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading.

Section 7. Nominating Committee. There shall be a standing committee of the Board of Directors to be known as the Nominating Committee. The Nominating Committee shall consist exclusively of Independent Directors. The Nominating Committee shall nominate candidates for election as director and shall make recommendations to the Board of Directors with respect to qualifications of directors.

Section 8. Executive Compensation Committee. There shall be a standing committee of the Board of Directors to be known as the Executive Compensation Committee. The Executive Compensation Committee shall consist exclusively of Independent Directors. The Executive Compensation Committee shall take action and make recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company.

ARTICLE IV

OFFICERS

Section 1. Number and Titles. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as may be appointed by the Board of Directors. The same person may hold two (2) or more offices, except both the offices of President and Treasurer.

Section 2. Election and Term. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 4 of this Article IV, shall be elected annually by the Board of Directors and shall hold office until they shall resign, shall be removed or otherwise disqualified to serve, or their successors shall be elected and have qualified.

Section 3. Chief Executive Officer. At the annual organization meeting of the new Board of Directors, the Board shall designate whether the Chairman of the Board or the President or both shall have general executive powers and which one shall be the Chief Executive Officer of the Company.

Section 4. Subordinate Officers. The Chief Executive Officer may appoint such other officers or agents as he may deem necessary, subject to the authority of the Board of Directors to disapprove any such appointment. A subordinate officer shall hold office for such period, have such authority and perform such duties as may be determined by the Chief Executive Officer. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to specify their duties and authority and to determine their compensation.

Section 5. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors except the Audit Committee, the Executive Compensation Committee, the Nominating Committee or any other committee required to have a majority of Independent Directors pursuant to the rules adopted by the Securities and Exchange Commission and the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading. The Chairman of the Board shall supervise the administration of the policies adopted or approved by the Board of Directors and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Chairman of the Board shall have authority to sign the share certificates of the Company.

Section 6. President. The President of the Company shall be a member of the Board of Directors. In the absence or disability of the Chairman of the Board, the President shall perform all the duties of the Chairman of the Board. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, the President shall have and may exercise any and all powers and duties of supervision, direction and control of the business and affairs of the Company vested by law, regulation and practice in the office of President of a corporation and, in addition, he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The President shall be an ex-officio member of all committees of the Board of Directors, except the Audit Committee, the Executive Compensation Committee, the Nominating Committee or any other committee required to have a majority of Independent Directors under the listing requirements of any stock exchange or over the counter market on which any security of the Company is admitted for trading or any other laws and regulations applicable to the Company. The President shall have the authority to sign the share certificates of the Company.

Section 7. Vice-President. Each Vice-President of the Company shall have such powers and duties as may be assigned to him by the Board of Directors. One Vice-President shall be designated by the Board of Directors, in the absence or inability to act of the President, to perform all of the duties of the President.

Section 8. Secretary. The Secretary of the Company shall be responsible for the minute book of the Company. The Secretary shall attest such documents as may be required and, in addition, shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. The Secretary shall have authority to sign the share certificates of the Company.

Section 9. Treasurer. The Treasurer of the Company shall be responsible for all of the Company's funds and securities, shall be responsible for keeping complete and accurate records relating thereto, and shall prepare such reports of the financial condition of the Company as may from time to time be requested by the Board of Directors. In addition, the Treasurer shall have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

ARTICLE V

INDEMNIFICATION

Section 1. Indemnification. To the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as now or hereinafter in effect, the Company shall defend and shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding.

Section 2. Advance of Expenses. Expenses (including attorneys’ fees) incurred in defending a civil claim or a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such claim, action, suit, or proceeding, upon receipt of a written statement by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Company as authorized in this Article V.

Section 3. Indemnification not Exclusive. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of disinterested directors or otherwise, both as to actions in such persons’ official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 4. Insurance, Contracts, Security. The Company may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, and may create a fund of any nature which may, but need not be, under the control of a trustee for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article V or otherwise, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article V.

Section 5. Effect of Amendment. Any repeal or modification of this Article V shall be prospective only. The adoption of this Article V, or any repeal or modification hereof, shall not adversely affect any limitation on the personal liability of a director of the Company or any right of any person to indemnification from the Company with respect to any action or failure to take any action occurring prior to the time of such adoption, repeal or modification.

Section 6. Severability. If, for any reason, any provision of this Article V shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article V shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article V, shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE VI

EMERGENCIES

Section 1. Emergency Executive Committee. In the event of any emergency declared by governmental authority, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of the Company by its directors and officers as contemplated by these Bylaws, any three (3) available directors shall constitute the Executive Committee and may exercise the full authority of that committee until such time as a duly elected Board of Directors can again assume full responsibility for and control of the Company.

ARTICLE VII

AMENDMENT

Section 1. Procedure. The authority to make, amend, alter, change or repeal the Bylaws of the Company is hereby expressly and solely granted to and vested in the Board of Directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the Bylaws by the affirmative vote of the holders of not less than 85% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose. The authority hereby granted to and vested in the Board of Directors may be exercised upon the vote of a majority of the entire Board of Directors at any meeting of the Board, provided that ten (10) days' notice of the proposed amendment has been given to each director.

ARTICLE VIII

MISCELLANEOUS

Section 1. Restrictions on Transfer. To the extent that the Second Amended and Restated Rights Agreement dated as of December 20, 2005, between the Company and Fulton Bank may be deemed to impose restrictions on the transfer of securities of the Company, such restrictions are hereby authorized.

Section 2. Uncertificated Shares. The Board of Directors may, by resolution, designate that any or all classes and series of shares of the Company’s stock, or any part thereof, shall be uncertificated shares; provided, however, that such a designation shall not apply to shares represented by a certificate until the certificate is surrendered to the Company.